                             ARTICLES OF MERGER OF
                          STARPLAN TECHNOLOGIES, LTD.
                                      INTO
                                 TOUCH-IT, INC.

Pursuant to the Utah Statutes, the undersigned corporations, STARPLAN TECHNOLOGIES, LTD., INC., a Foreign corporation, and TOUCH-IT, INC. a Utah corporation, adopt the following Articles of Merger for the purpose of merging STARPLAN TECHNOLOGIES, LTD. into TOUCH-IT, INC.:

                                 Plan of Merger

    1. The Plan of Merger setting forth the terms and conditions of the merger of STARPLAN TECHNOLOGIES, LTD. into TOUCH-IT, INC. is attached to these Articles as an exhibit and incorporated herein by reference.

                                Adoption of Plan

    2. There are One Hundred (100) shares of common stock, each of pound sterling 1 par value of STARPLAN TECHNOLOGIES, LTD. issued and outstanding that were entitled to vote on the Plan of Merger. One Hundred (100) shares were voted in favor of the Plan of Merger, and Zero (0) shares were voted against the Plan of Merger, and the Plan of Merger was unanimously approved by its board of directors, all by action by written consent in lieu of a special joint meeting of the directors and shareholders of STARPLAN TECHNOLOGIES, LTD. on February 26th, 1999.

    3. There are ONE MILLION SIX HUNDRED AND EIGHTY SEVEN THOUSAND THREE HUNDRED AND THIRTY TWO (1,687,332) shares of common stock, each of no par value of TOUCH-IT, INC. issued and outstanding that were entitled to vote on the Plan of Merger. 1,315,158 shares were voted in favor of the Plan of Merger, and 15,705 shares were voted against the Plan of Merger, and the Plan of Merger was unanimously approved by its board of directors, at a special joint meeting of the directors and shareholders of TOUCH-IT, INC. on February 26th, 1999.

                                 Effective Date

    4. The Plan of Merger shall be effective February 26th, 1999.

    IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles to be signed as of February 26th, 1999.




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

TOUCH-IT, INC.                       STARPLAN TECHNOLOGIES, LTD.


By: /s/ PAUL C. WAKEFIELD        By:  J. BLOOM
  ----------------------------      -------------------------------
Paul C. Wakefield, President        John Bloom, President
11599842 Utah                       A19937195
                                    Resident Alien Card
                                    LOS 2-2
Attest:

/s/ DEBORAH K. HAUSMAN                /s/ THOMAS ORONTI
------------------------------       ------------------------------
Deborah K. Hausman, Secretary         Thomas Oronti, Secretary
Hess.171.60928.0 Fl.                  # 006305608
STATE OF FLORIDA                      United Kingdom of Great
COUNTY OF BROWARD                     Britain Northern Ireland
                                      Exp 7/13/2002



    BEFORE ME, the undersigned authority, this 26th day of Feruary, 1999, personally appeared Paul C. Wakefield and Deborah K. Hausman, who are respectively, the President and the Secretary of TOUCH-IT, INC., a Utah corporation, each of whom is personally known to me and known to be the person who executed the foregoing Articles of Merger and each acknowledged to and before me that they executed such instrument in their respective capacity on behalf of said corporation and did not take an oath.


My Commission Expires:
                                   [SEAL]
                                  ---------------------------------------------
                                               CREEDENCE GONZALEZ
                                           MY COMMISSION # CC 654507
                                             EXPIRES: June 10, 2001
                                    Bonded Thru Notary Public Underwriters
                                  ---------------------------------------------


                                                [SIG]
                                                -------------------------------
                                                Notary Public, State of Florida


STATE OF FLORIDA
COUNTY OF BROWARD

    BEFORE ME, the undersigned authority, this 26th day of February, 1999, personally appeared John Bloom and Thomas Oronti, who are respectively, the President and the Secretary of STARPLAN TECHNOLOGIES, LTD., an Ireland corporation, each of whom is and known to be the person who executed the foregoing Articles of Merger and each acknowledged to and before me that they executed such instrument in their respective capacity on behalf of said corporation and did not take an oath.

My Commission Expires: #006305608
                       United Kingdom           [SIG]
                       of Great Britain         -------------------------------
                       Northern Ireland         Notary Public, State of Florida

    This instrument was prepared by Deborah K. Hausman, Esq., whose address is Hausman & Belkin, P.A. 1489 W. Palmetto Park Road, Suite 497,Boca Raton, FL 33486.




                                   [SEAL]
                                  ---------------------------------------------
                                               CREEDENCE GONZALEZ
                                           MY COMMISSION # CC 654507
                                             EXPIRES: June 10, 2001
                                    Bonded Thru Notary Public Underwriters
                                  ---------------------------------------------

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